Exhibit 10.16

HARD ROCK HOTEL, INC.

PERFORMANCE AWARDS PLAN

1.             Purpose.  The purpose of this Plan is to benefit the Corporation by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals.  This purpose is to be accomplished by providing eligible employees with an opportunity to obtain additional incentives to join or remain with the Corporation and its Subsidiaries.

2.             Definitions; Rules of Construction.

(a)           Defined Terms.  The terms defined in this Section shall have the following meanings for purposes of this Plan:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

“Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death.

“Board of Directors” or “Board” means the board of directors of the Corporation.

“Cash-Based Awards” means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(1).

“Cash Flow” means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

“Change in Control” means change in control as defined in Section 7(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee described in Section 8.

“Corporation” means Hard Rock Hotel, Inc., a Nevada corporation.

“Employee” means any officer (whether or not also a director), any key salaried employee, or any other employee of the Corporation or any of its Subsidiaries who is deemed eligible by the Committee to receive an Award.

“EBITDA” means the Corporation’s consolidated income from operations plus depreciation and amortization.

“EPS” means earnings per common share on a fully diluted basis determined by dividing (a) net earnings, less dividends on preferred stock of the Corporation by (b) the weighted average number of common shares and common share equivalents outstanding.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

“Fair Market Value” with respect to a security that is not publicly traded shall be determined by the Committee, using criteria as it shall determine, in its reasonable direction, to be appropriate for the valuation.  For a publicly traded security, Fair Market Value means the closing price of the security as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale.

“Gaming Authorities” means all gaming licensing and regulatory authorities having jurisdiction over the ownership or gaming operations of the Corporation or any of its Subsidiaries, which authorities include the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board.

“Insider” means any person who is subject to Section 16(b) of the Exchange Act.

“Participant” means an Employee who is granted an Award pursuant to this Plan that remains outstanding.

“Performance-Based Awards” is defined in Section 4(b).

“Performance Goal” means EPS or ROE or EBITDA or Cash Flow or Total Stockholder Return, and “Performance Goals” means any combination thereof.

“Publicly Held Corporation” means a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act or a corporation that is a member of an affiliated group (as defined in Code Section 1504 without regard to Section 1504(b)) that includes a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act.

“ROE” means consolidated net income of the Corporation (less preferred dividends, if any), divided by the average consolidated common stockholders’ equity.

“Rule l6b-3” means Rule 16b-3 under Section 16 of the Exchange Act,

“Share-Based Awards” means Awards that are payable or denominated in or have a value derived from the value of shares of Stock, as described in Section 4(a)(2).

“Stock” means shares of common stock of the Corporation.

“Subsidiary” means, as to any person, corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof

“Total Stockholder Return” means with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

(a)           Financial and Accounting Terms.  Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Corporation, prepared in the ordinary course of business.

(b)           Rules of Construction.  For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

3.             Required Approvals of Gaming Authorities; Applicability of Certain Provisions When Corporation is a Publicly Held Corporation.

(a)           Notwithstanding anything in this Plan or in any Award Agreement to the contrary, no Award may be granted or amended under this Plan nor may any benefits be paid in respect of any Award unless and until in each case any and all required approvals or consents of Gaming Authorities have been obtained for the grant, amendment, or payment of benefits, as the case may be, in respect of such Award.

(b)           The provisions of this Plan or of any Award Agreement requiring compliance with, or imposing limitations under, Code Section 162(m) (including rules, regulations and interpretations thereunder) shall, unless the Committee or the Board provides otherwise, only apply if and when the Corporation is a Publicly Held Corporation.

4.             Awards.

(a)           Type of Awards.  Under this Plan the Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards, to any Employee who is designated by the Committee to receive an Award.

(1)           Cash-Based Awards.  Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Corporation relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years.  For each award cycle, the Committee shall determine the size of each Award, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable.  If and when the Corporation is a Publicly Held Corporation, Awards to Executive Officers that are either granted or become vested or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards under Section 4(b).

(2)           Share-Based Awards.  The Committee may from time to time grant Awards under this Plan that, in specified events including, without limitation, a sale by the Corporation of Stock or other equity securities convertible into Stock in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, provide benefits that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock.  The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan.  Awards under this Section 4(a)(2) to Executive Officers that are either granted or become vested or payable based on attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under Section 4(b).

(b)           Performance-Based Awards.  Awards described in Section 4(a) may be granted as awards that, ii and when the Corporation is a Publicly Held Corporation, satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation on a consolidated basis.  An Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

(1)           Eligible Class.  The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

(2)           Performance Goals.  The performance goals for any Awards under this Section 4(b) shall be, on an absolute or relative basis, one or more of the Performance Goals.  The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

(3)           Committee Certification.  Before any benefits under a Performance-Based Award under this Section 4(b) are paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that benefits under a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control as provided in Section 7(b).

(4)           Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards.  The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b).  To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may impose.

(5)           Adjustments for Material Changes.  In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award.

(6)           Interpretation.  Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

(c)           Maximum Term of Awards.  No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted.

5.             Stock Available Under Plan.

(a)           Aggregate Share Limit.  The maximum amount of Stock that may be issued pursuant to all Share-Based Awards is                            shares and to any individual Share-Based Award is                                             , subject to adjustment as provided in this Section 5 or Section 7.

(b)           Reissue of Shares.  Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a), whether or not the Participant has received benefits of ownership during the period in which the Participant’s ownership was restricted or otherwise not vested.  Stock that is issued pursuant to Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards shall be available for reissuance under the Plan.

(c)           Interpretive Issues.  Additional rules for determining the number of shares of Stock authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

(d)           Treasury Shares; No Fractional Shares.  The Stock which may be issued pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan.  No fractional shares shall be issued but fractional interests may be accumulated.

(e)           Withholding.  Any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee’s express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of Stock, (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, or (iv) the delivery of a promissory note, or other obligation for the future payment in money, the terms and conditions of which shall be determined (subject to Section 10(d)) by the Committee.  In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to he so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

6.             Award Agreements.

(a)           Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the following:

(1)           the amount, term and vesting schedule of the Award;

(2)           provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or services to the Company or any of its Subsidiaries, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m);

(3)           terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change in Control; and

(4)           in the case of Performanced-Based Awards, the applicable Performance Goals.

The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(b)           Incorporated Provisions.  Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

(1)           Non-assignability:  The Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant benefits under the Award shall be payable to only such Participant or his or her guardian or legal representative.  The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2)           Rights as Stockholder:  A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities.

(3)           Withholding:  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award.  In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant.  In the case of an Award paid in Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(e).

(c)           Other Provisions.  Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

(1)           Replacement and Substitution:  Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms.

(2)           Other Awards:  Any provisions for successive or replenished Awards.

(d)           Contract Rights, Forms and Signatures.  Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement.  No Award shall be enforceable until the conditions of Section 3(a) have been satisfied with respect to the Award and the Award Agreement or a receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate or, in the case of an Award to an Insider, by the Participant and the Corporation, whose signature shall be acknowledged by a member of the Committee.  By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates.  Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

7.             Adjustments; Change in Control; Acquisitions.

(a)           Adjustments.  If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of all or substantially all the assets of the Corporation as an entirety (on a consolidated basis), then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

(1)           proportionately adjust any or all of

(A)          the number and type of shares of stock which thereafter may be made the subject of Share-Based Awards (including the specific amount of Stock set forth elsewhere in this Plan),

(B)           the number and type of securities or cash subject to any or all outstanding Awards,

(C)           the securities, cash or other property payable as benefits under any or all outstanding Awards,

(D)          subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

(E)           any other terms as are affected by the event; or

(2)           subject to any applicable limitations in the case of a transaction to be accounted for as a pooling of interests under generally accepted accounting principles, provide for

(A)          an appropriate and proportionate cash settlement or distribution, or

(B)           the substitution or exchange of any or all outstanding Awards, or the cash, securities or property payable as benefits under any Awards.

The Committee may act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in the case of an event described in this paragraph (a).

(b)           Change in Control.  The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award.  Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of vesting and benefits under the Awards; (iii) that only limited vesting or only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of payment of benefits under Awards; (ii) the waiver of conditions on Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control.  The Committee also may accord any Participant a right to refuse or defer any acceleration of vesting of Awards or payment of benefits thereunder, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee in its sole and absolute discretion (except as provided in the next sentence hereof) may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, in no event shall the Committee be deemed to have discretion to accelerate or not accelerate or make other changes in or to any or all Awards, in respect of a transaction, if such action or inaction (i) would be inconsistent with or would otherwise frustrate the intended accounting for a proposed transaction as a pooling of interests under generally accepted accounting principles or (ii) requires the prior approval or consent of Gaming Authorities and such approval or consent has not been obtained.

(c)           Change in Control Definition.  For purposes of this Plan, a Change in Control shall include and be deemed to occur upon the following events:

(1)           The Corporation is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned beneficially in the aggregate by the stockholders of the Corporation (directly or indirectly), determined as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

(2)           Any person (as this term is used in Sections 3(a)(9) and 1 3(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-l(b)(l) thereunder), becomes the beneficial owner (as defined in Rule 1 3d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation.

(3)           The stockholders of the Corporation approve a plan of liquidation and dissolution or the sale or transfer of all or substantially all of the Corporation’s business and/or assets as an entirety (on a consolidated basis) to an entity that is not a Subsidiary.

(d)           Business Acquisitions.  Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

8.             Administration.

(a)           Committee Authority and Structure.  This Plan and all Awards granted under this Plan shall be administered by the [Compensation] Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule I 6b-3 under the Exchange Act and the “outside director” requirement of Code Section 162(m).  The members of the Committee shall be designated by the Board.  A majority of the members of the Committee (but not fewer than two) shall constitute a quorum.  The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

(b)           Selection and Grant.  The Committee shall have the authority to determine the Employees to whom Awards will be granted under this Plan, the type of Awards to be made, and the nature, amount, vesting, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

(c)           Construction and Interpretation.  The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures.  All questions of interpretation and determinations with respect to this Plan, the number and amount of Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest.  In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d)           Express Authority (and Limitations on Authority) to Change Terms of Awards.  Without limiting the Committee’s authority under other provisions of this Plan (including Sections 7 and 9), but subject to any express limitations of this Plan (including under Sections 3(a), 7 and 9), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(b)), to waive the Corporations rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions).  with or without adjusting any holding period or other terms of the Award, in any case in such circumstances as the Committee deems appropriate.

(e)           Rule 16b-3 Conditions; Bifurcation of Plan.  If and when Section 16 of the Exchange Act is applicable to the Corporation and its Insiders, it is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 1 6b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to, be entitled to the benefits of Rule l6b-3.  If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards.  Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

(f)            Delegation and Reliance.  The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders.  In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation.  No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(g)           Exculpation and Indemnity.  Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

9.             Amendment and Termination of this Plan.  The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to (i) any prior approvals or consents required from the Gaming Authorities and (ii) any stockholder approval that may be required under applicable law.  The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any matter set forth in Section 8(d) (subject to any applicable limitations thereunder).  Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding arid evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award.

10.           Miscellaneous.

(a)           Unfunded Plans.  This Plan shall be unfunded.  Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan.  Neither the Corporation, the Committee, nor the Board of Directors shall be deemed a trustee of any amounts to be paid or securities to be issued under this Plan.

(b)           Rights of Employees.

(1)           No Right to an Award.  Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally.  Status as a Participant shall not entitle the Participant to any additional Award.

(2)           No Assurance of Employment.  Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment of a person with or without cause.

(c)           Effective Date; Duration.  This Plan has been adopted by the Board of Directors of the Corporation.  This Plan shall become effective upon and shall be subject to the approvals of(i) the Gaming Authorities and (ii) holders of a majority of the outstanding voting Stock; provided further, however, that this Plan shall again be submitted to the shareholders of the Corporation for approval by not later than the first regularly scheduled shareholders’ meeting that occurs more than twelve (12) months after the Corporation becomes a Publicly Held Corporation.  This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements.  Notwithstanding the foregoing, no Award may be granted under this Plan after                                                  Notwithstanding the foregoing, any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in a Share-Based Award.

(d)           Compliance with Laws.  This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including, without limitation, gaming laws and insider trading, registration, reporting and other securities laws) and to such approvals or consents by any listing, regulatory or governmental authority, including Gaming Authorities, as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements and requirements of Gaming Authorities.

(e)           Applicable Law.  This Plan, Award Agreements and any related documents and matters shall be governed in accordance with the laws of the State of Nevada, except as to matters of United States federal law.

(f)            Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.